UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

MEDLEY MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MDLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 16, 2021, Medley LLC did not pay the approximately $0.9 million quarterly interest payment due on such date in respect of Medley LLC’s 6.875% senior notes due 2026 (the “2026 Notes”). The indentures governing the 2026 Notes afford Medley LLC the benefit of a 30-day grace period (through March 18, 2021) which must elapse before a missed interest payment may be treated as an event of default under the terms of the 2026 Notes. Approximately $54 million in aggregate principal amount of 2026 Notes are outstanding. As previously disclosed in Medley LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2021, Medley LLC did not pay the approximately $1.3 million quarterly interest payment due on February 1, 2021 in respect of Medley LLC’s 7.25% senior notes due 2024 (the “2024 Notes”); the missed interest payment on the 2024 notes is also subject to a 30-day grace period which extends through March 3, 2021. Approximately $69 million in aggregate principal amount of 2024 Notes are outstanding. The 2024 Notes and 2026 Notes trade on the NYSE under the symbols MDLQ and MDLX, respectively.

Medley LLC continues to work with B. Riley Securities, Inc., whom Medley LLC has engaged as financial advisor as previously announced in Medley LLC’s press release issued on January 11, 2021, with regard to potential alternatives for Medley LLC’s capital structure, including potential alternatives to restructure Medley LLC’s indebtedness and other contractual obligations including the 2024 Notes and the 2026 Notes. As previously disclosed in Medley Management Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2021, Medley Management Inc. has designated a newly-constituted subcommittee of the Medley Management Inc. Board of Directors consisting of independent directors and created to explore restructuring transactions for Medley LLC (the “Restructuring Subcommittee”). The Restructuring Subcommittee is authorized to, among other things, consider, evaluate and approve possible strategic alternatives including restructuring transactions and/or similar transactions involving Medley LLC, none of which have been implemented at this time. There can be no assurance that the efforts described in this paragraph will result in any particular outcome. The foregoing statements regarding potential alternatives for Medley LLC’s capital structure, indebtedness, contractual obligations, and the 2024 Notes and 2026 Notes, including possible strategic alternatives such as restructuring transactions and/or similar transactions involving Medley LLC that may be considered, evaluated and approved by the Restructuring Subcommittee, and efforts by Medley LLC and its advisors in connection therewith represent forward-looking statements.  See “Forward-Looking Information” below.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding Medley LLC’s ongoing work with its financial advisor with regard to potential alternatives for Medley LLC’s capital structure, including potential alternatives to restructure Medley LLC’s indebtedness and other contractual obligations including the 2024 Notes and the 2026 Notes, possible strategic alternatives including restructuring transactions and/or similar transactions involving Medley LLC that may be considered, evaluated and approved by the Restructuring Subcommittee, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of Medley Management Inc.’s securities or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to, those discussed under the caption “Risk Factors” in Part I. Item 1A of Medley Management Inc.’s Form 10-K for the fiscal year ended December 31, 2019 and in Medley Management Inc.’s other reports and filings with the Securities and Exchange Commission, and uncertainties associated with the impact from the ongoing COVID-19 pandemic. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While Medley Management Inc. may elect to update such forward-looking statements at some point in the future, Medley Management Inc. disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing Medley Management Inc.’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: February 16, 2021